UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 17, 2008

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2008, Nash Finch Company, a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with GSC Enterprises, Inc., a Texas corporation ("GSC"), MKM Management, L.L.C., a Texas limited liability company, Michael K. McKenzie and Grocery Supply Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of the Company (the "Purchaser").

Pursuant to the Asset Purchase Agreement the Purchaser will purchase certain specified assets and liabilities of GSC related to wholesale food distribution services for military commissaries and exchanges,and operate GSC’s three distribution centers located in San Antonio, Texas, Pensacola, Florida and Junction City, Kansas. Under the terms of the Asset Purchase Agreement, the Company will pay an estimated $80 million to GSC in an all-cash transaction.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the GSC, the Company and the Purchaser. The Company’s and the Purchaser’s obligation to complete the transaction is subject to the satisfaction or waiver of the conditions set forth in the Asset Purchase Agreement, including (i) satisfactory completion of the Company’s due diligence investigation and review of GSC’s business, (ii) the Company obtaining debt financing on the terms set forth in the commitment letters received by the Company, (iii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) no material adverse change on GSC having occurred since the date of the Asset Purchase Agreement.

A copy of the Asset Purchase Agreement is attached Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement.

On December 18, 2008, the Company issued a press release announcing the acquisition. The press release is furnished herewith as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements that are based upon current expectations, estimates and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. The Company cannot guarantee that the acquisition will close or that the Company will realize anticipated operational efficiencies following the acquisition. The current state of the credit markets may increase the cost of financing the transaction. The Company’s results may also be affected by such factors as:

• the effect of competition on the Company’s distribution, military and retail businesses;

• general sensitivity to economic conditions, including volatility in energy prices, food commodities and changes in market interest rates;

• the Company’s ability to identify and execute plans to expand our food distribution, military and retail operations;

• possible changes in the military commissary system, including those stemming from the redeployment of forces, congressional action and funding levels;

• the Company’s ability to identify and execute plans to improve the competitive position of our retail operations;

• the success or failure of strategic plans, new business ventures or initiatives;

• changes in consumer buying and spending patterns;

• risks entailed by future acquisitions, including the ability to successfully integrate acquired operations and retain the customers of those operations;

• changes in credit risk from financial accommodations extended to new or existing customers;

• significant changes in the nature of vendor promotional programs and the allocation of funds among the programs;

• limitations on financial and operating flexibility due to debt levels and debt instrument covenants;

• legal, governmental, legislative or administrative proceedings, disputes, or actions that result in adverse outcomes, such as adverse determinations or developments with respect to the litigation or Securities and Exchange Commission ("SEC") inquiry discussed in Part I, Item 3 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007 and Form 10-Q filed with the SEC;

• technology failures that may have a material adverse effect on the Company’s business;

• severe weather and natural disasters that may impact the Company’s supply chain;

• changes in health care, pension and wage costs and labor relations issues;

• threats or potential threats to security or food safety; and

• unanticipated problems with product procurement.

A more detailed discussion of many of these factors, as well as other factors, that could affect the Company’s results is contained in the Company’s periodic reports filed with the SEC, including Part I, Item 1A, "Risk Factors," of our Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

December 18, 2008	By:	/s/ Robert B. Dimond

Name: Robert B. Dimond
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.01	Asset Purchase Agreement, dated as of December 17, 2008, by and among GSC Enterprises, Inc., MKM Management, L.L.C., Michael K. McKenzie, Grocery Supply Acquisition Corp. and Nash Finch Company
99.1	Press Release issued by the registrant, dated December 18, 2008.